UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under § 240.14a-12

FIRST FOUNDATION INC.
(Name of Registrant as Specified In Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER ALLISON BALL
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Driver Management Company LLC (“Driver Management”), together with the other participants named herein (collectively, “Driver”), has filed a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its highly-qualified director nominee at the 2023 annual meeting of stockholders of First Foundation, Inc., a Delaware corporation (the “Company”).

On March 15, 2023, J. Abbott R. Cooper, Managing Member of Driver Management, was quoted in the following article published by The Deal:

Driver Presses First Foundation Suit Amid SVB Bank Volatility

The Abbott Cooper-led activist fund files a lawsuit in Delaware in hopes of gaining approval to nominate one director at the Texas bank, even as SVB’s collapse has intensified his concerns about liquidity and interest rate risk.

BY RONALD OROL

MARCH 15, 2023

Activist Driver Management Co. LLC is pressing forward with litigation in hopes of nominating a dissident director candidate to First Foundation Inc.’s (FFWM) board, even though Driver founder Abbott Cooper asserts that current events have intensified concerns he raised previously about liquidity and interest rate risk.

“Their profitability has been decimated,” Cooper told The Deal.

First Foundation’s shares are down about 32% over the past five business days and have fallen 63% over the past 12 months. The recent drop likely is related at least partly to broader market concerns related to the collapse late last week of Silicon Valley Bank, which was taken over by the Federal Deposit Insurance Corp. after news of a capital raising plan alarmed its depositors and investors. The agency has been seeking to auction off all or parts of the bank.

Following the collapse, investors have raised concerns about uninsured deposits at other banks. The FDIC insures deposits up to $250,000.

The institution in February issued a statement arguing that Driver is running an “opportunistic campaign” and has “shown no interest in constructive engagement.” On Sunday, First Foundation issued a statement saying that it has a “core resilient business” and no direct exposure to Silicon Valley Bank. It added that as of March 10 it had assets valued at more than $13.2 billion, including cash and cash equivalents of $972 million, and a fully collateralized credit facility with the Federal Home Loan Bank with $2.3 billion available.

But First Foundation has lost its president, CFO and COO in recent months, and on Monday, March 13, it reported that director Gary Tice submitted his resignation on March 7.

Cooper, who focuses his activism on small and midsize U.S. banks, said the bank failed to prepare for rising interest rates, and he wants to see First Foundation complete a wholesale review of its business strategy. He argued that the financial institution is overly concentrated in both assets and liabilities, adding that a small number of depositors make up roughly 20% of the bank’s deposits. First Foundation asserted on Sunday that it has a diversified mix of deposits.

“They need to diversify their deposits,” he said. He added that a huge part of the company’s loan portfolio was in fixed-rate loans for apartment complexes, a problem in a market with rising interest rates.

Cooper said that if First Foundation was part of a larger financial institution, it would have less concentration risk, but he admitted the bank was unlikely to attract any interested bidders given the current market volatility.

Delaware Suit

Last week, Cooper filed a lawsuit in Delaware's Court of Chancery, charging that the financial institution violated its fiduciary duty to shareholders by deciding that his two candidates weren’t eligible to be considered for nomination because of deficiencies with their nomination notice. The fund owns about 327,000 shares, or less than 1% of First Foundation.

Cooper had until recently sought to elect two dissident director candidates to First Foundation's 10-person board. His suit charges that First Foundation violated its fiduciary duty to shareholders by harassing one of Driver’s two dissident director nominees and by engaging in gamesmanship related to its bylaws and a director candidate questionnaire.

The two nominees, Allison Ball, an investment partner for Hanover Technology Investment Management, and Lila Flores, a commercial leader for Palantir Technologies Inc. (PLTR), host a podcast, “Hell or High Ranch Water,” which is described in the suit as a way for friends to stay connected with each other during the Covid-19 lockdown. The suit asserts that First Foundation demanded that Flores and her husband, Beck Redden LLP appellate litigator Chad Flores, preserve all podcast-related documents and communications and copied the named partners at Beck Redden in the demand. Flores canceled her candidacy after that, Cooper said.

The bank’s questionnaire raised additional concerns. Cooper said he submitted two candidates on the day the nomination window opened, on Dec. 30, and received a questionnaire about them from the bank. He completed it before the nomination window closed on Jan. 29 but received a response in early February saying the nomination was deficient because not enough information was provided about the candidates. As he worked on adding more information, the bank issued a missive that it was too late to provide more information because the nomination window had closed.

“If you take a position that nominations have to be complete by end of the nomination window, then ask for additional information ahead of the closing of the nomination window,” Cooper said.

He also took issue with First Foundation’s assertion that the nomination window was insufficient because the two women candidates are friends. “They have a podcast,” he said. "The shareholders can make their own minds up about whether them being friends is a problem or not.”

A First Foundation representative said Wednesday that Driver's lawsuit has no merit and the company will fight it. The representative added that it must adhere to its "long-established" bylaws regarding director nominations, adding that the investor has "failed to follow these bylaws."

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), has filed a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its highly-qualified director nominee at the 2023 annual meeting of stockholders of First Foundation Inc., a Delaware corporation (the “Company”).

DRIVER STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, and Allison Ball.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 327,000 shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity directly beneficially owns 106,000 shares of Common Stock, including 1,000 shares held in record name. Driver Management, as the general partner of Driver Opportunity and investment manager to certain separately managed accounts (the “SMAs”), may be deemed to beneficially own the (i) 106,000 shares of Common Stock directly beneficially owned by Driver Opportunity and (ii) 221,000 shares of Common Stock held in the SMAs. Mr. Cooper, as the managing member of Driver Management, may be deemed to beneficially own the (i) 106,000 shares of Common Stock directly beneficially owned by Driver Opportunity and (ii) 221,000 shares of Common Stock held in the SMAs. As of the date hereof, Ms. Ball does not own beneficially or of record any securities of the Company.